UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2025

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Protagenic Therapeutics, Inc. (the “Company”) held a special meeting (the “Special Meeting”) on April 18, 2025. Holders of an aggregate of 7,241,443 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the close of business of February 27, 2026 were entitled to vote at the Special Meeting, of which 4,049,963 shares were present in person or represented by proxy. At the Special Meeting, the Company’s stockholders voted as follows:

Proposal One: The stockholders approved the proposal to grant the Board of Directors (the “Board”) of the Company the discretionary authority to approve (in the event it is deemed necessary and advisable by the Board) an amendment, at any time prior to January 31, 2026, to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-20, with the exact ratio within such range and at such time to be chosen at the discretion of the Board, subject to the Board’s authority to abandon the amendment (the “Reverse Stock Split Proposal”)

For	Against	Abstain	Broker Non-Votes
3,560,865	333,824	155,274	0

Proposal Two: The stockholders approved the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal.

For	Against	Abstain	Broker Non-Votes
3,552,086	336,677	161,200	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: April 18, 2025	By:	/s/ Alexander K. Arrow, MD
	Name:	Alexander K. Arrow, MD
	Title:	Chief Financial Officer

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